UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (732) 590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On December 21, 2012, Provident Financial Services, Inc. (the “Company”) announced that its Board of Directors authorized the Company’s eighth stock repurchase plan to commence upon completion of the existing stock repurchase authorization.  Under the new authorization, the Company may repurchase up to 5% of the amount of shares of common stock currently outstanding, or approximately 3.0 million shares.  Approximately 1.1 million shares remain eligible for repurchase under the Company’s existing authorization.

This announcement was included in a news release issued by the Company on December 21, 2012 and attached as Exhibit 99.1 to this report. A copy of the news release is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit No.	Description

99.1	News release issued by the Company on December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: December 21, 2012	By:	/s/Christopher Martin
Christopher Martin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued by the Company on December 21, 2012.